Exhibit 2.3(1)

                         PURCHASE AGREEMENT RELATING TO

                            TUSCARAWAS OPEN MRI, L.P.



         THIS PURCHASE AGREEMENT is made as of September 30, 2005 by and among Tuscarawas Open MRI, LP, an Ohio limited partnership ("TOM"), ORION HEALTHCORP, INC., a Delaware corporation ("ORION"), each of the undersigned individuals identified on the signature page hereof (the "SELLING INVESTORS" and together with Orion, the "Sellers"), and UNION HOSPITAL, an Ohio nonprofit corporation (the "PURCHASER").

                                   WITNESSETH:

         WHEREAS, the Sellers own partnership interests in TOM, which is organized as an Ohio limited partnership, with authority to issue partnership interests to evidence ownership of TOM, all pursuant to its Limited Partnership Agreement (the "PARTNERSHIP AGREEMENT"); and

         WHEREAS, the Selling Investors will collectively sell 29% of the limited partnership units to the Purchaser and Orion will sell its 41% partnership units to the Purchaser, such that upon the Closing Date (as defined below) the Purchaser will own 70% of the partnership units of TOM (collectively, the "UNITS"); and

         NOW, THEREFORE, it is mutually understood, agreed and represented as follows:


                                   ARTICLE I

                                TRANSACTION TERMS

         1.1 SALE. The Sellers agree to sell, and the Purchaser agrees to buy, the Units and each of the Selling Investors shall sell such amount of his or her Units to the Purchaser for the purchase price as is set forth on the signature page hereof.

         1.2 PAYMENT AND DELIVERY. The purchase price for the Units, shall be paid by the Purchaser (as set forth in SECTION 2.3 below). At the Closing, the Units being sold shall be delivered by the Sellers to TOM, which shall then re-issue them to the Purchaser.

         1.3 AGREEMENT TO INDEMNIFY.

         a. The Purchaser agrees to indemnify and hold harmless the Sellers from any and all damages, losses, costs, and expenses (including reasonable attorneys' fees) that any one Seller may incur (i) by reason of the Purchaser's failure to fulfill any of the terms and conditions of this Agreement, or (ii) by reason of breach of any of the Purchaser's representations, warranties, or agreements contained herein. The Purchaser further agrees and acknowledges that these indemnifications shall survive any sale or transfer, or attempted sale or transfer, of any portion of the Units.

         b. Each Seller agrees severally (and not jointly and severally) to indemnify and hold harmless the Purchaser from any and all damages, losses, costs, and expenses (including reasonable attorneys' fees) that it may incur (i) by reason of the Seller's failure to fulfill any of the terms and conditions of this Agreement, or (ii) by reason of breach of any of the Seller's representations, warranties, or agreements contained herein. Each Seller further agrees and acknowledges that these indemnifications shall survive any sale or transfer, or attempted sale or transfer, of any portion of the Units.

         1.4   ACKNOWLEDGEMENTS.   The  Purchaser   agrees,   acknowledges   and
understands that:

         a. No federal or state agency has made any finding or determination as to the fairness of the sale of the Units for investment or any recommendation or endorsement of the Units.

         b. The Units have not been registered under the Securities Act of 1933, as amended, or any similar law then in effect (the "SECURITIES ACT") and, therefore, Purchaser bears the economic risk of the investment indefinitely because the Units may not be sold unless subsequently registered under the Act or an exemption from such registration is available; registration under the Act is extremely unlikely at any time in the future and the Sellers have not represented or covenanted to take any action necessary to make available any rules or any exemption for sale of the Units without registration.

         c. Neither the Units nor this Agreement has been registered under the securities laws of any state. The Purchaser agrees that a legend to the foregoing effect may be placed upon any and all certificates and other documents issued to represent the Units.

         d. To prevent the illegal sale of the Units, TOM will not recognize the transfer of the Units on its records unless sold pursuant to an effective registration statement, pursuant to an exemption under the Act, or in accordance with the Partnership Agreement.


                                   ARTICLE 2

                                     CLOSING

         2.1 THE CLOSING. The consummation of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Miller & Kyler commencing at 9:00 a.m. local time on the date of this Agreement, or such other place and date as is agreed to by the parties hereto. Following the satisfaction or waiver of all conditions to the obligations of the parties hereto to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective parties hereto will take at the Closing itself), the transactions contemplated by this Agreement to occur upon Closing shall be effective as of 12:01 a.m. on October 1, 2005 (the "CLOSING DATE").

         2.2 CLOSING DELIVERIES BY SELLERS AND TOM. At the Closing, Sellers will deliver to Purchaser, duly executed by Sellers where appropriate:

         a. Original certificates evidencing the good standing of TOM, issued as of a recent date prior to the Closing Date, by the Secretary of State of Ohio;

         b. A release agreement in substantially the form attached hereto at EXHIBIT A (the "RELEASE AGREEMENT"); and

         c. Such other instruments of title, certificates, consents, endorsements, assignments, assumptions and other documents or instruments, in a form reasonably satisfactory to the Purchaser and its counsel, as may be reasonably requested by the Purchaser in order to transfer the Units to the Purchaser, to carry out the transaction contemplated by this Agreement and to comply with the terms hereof.

         2.3 CLOSING DELIVERIES OF THE PURCHASER. At the Closing, the Purchaser will deliver to Sellers, duly executed by Purchaser where appropriate:

         a. Payment of seventy percent (70%) of the purchase price payable to Orion in the amount set forth on the signature page hereof in immediately available funds;

         b. A note payable to Orion for the remaining thirty percent (30%) of the purchase price payable to Orion in the amount set forth on the signature page hereof, in substantially the form attached hereto at EXHIBIT B (the "HOSPITAL NOTE");

         c. Payment of 100% of the purchase price to each of the Selling Investors in the amount set forth on the signature page hereof, such amount to be by cashier's or certified check;

         d. The Release Agreement;

         e. Original Certificate evidencing the good standing of the Purchaser issued as of a recent date prior to the Closing Date by the Secretary of State of Ohio; and

         f. Such other instruments, certificates, consents or other documents as may be reasonably necessary to carry out the transactions contemplated hereby.


                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         3.1  PURCHASER'S   REPRESENTATIONS,   WARRANTIES,  AND  COVENANTS.  The
Purchaser represents, warrants, and covenants to the Sellers that as of the date hereof and the Closing Date:

         a. The Purchaser is acquiring the Units for the Purchaser's own account, solely for investment, and not with a view to resale or distribution (other than a subsequent transfer of the Units pursuant to an effective registration statement, pursuant to an exemption under the Act, or in accordance with the Partnership Agreement).

         b. The Purchaser is acquiring the Units without having been furnished any offering literature or prospectus.

         c. The Purchaser and/or the Purchaser's advisors have received all documents that the Purchaser has requested relating to an investment in TOM and has provided answers to all of the Purchaser's questions concerning such an investment. In evaluating the suitability of an investment in TOM, the Purchaser has not relied upon any representations or other information (whether oral or written) other than those contained in documents executed by Sellers.

         d. The execution, delivery and performance of this Agreement are within the powers of the Purchaser, have been duly authorized by all necessary action, and do not and will not (i) violate any provision of the governing documents of the Purchaser or of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Purchaser; (ii) require the consent or approval of, or filing or registration with, any governmental body, agency or authority or any other third party; or (iii) result in a breach of or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property of the Purchaser pursuant to, any indenture or other agreement or instrument under which the Purchaser is a party hereto or by which it or its properties may be bound or affected. This Agreement constitutes the legal, valid and binding obligation of the Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy or similar laws affecting the enforceability of creditors' rights generally.

         3.2 SELLERS' REPRESENTATIONS, WARRANTIES, AND COVENANTS. Each Seller, as applicable, represents, warrants, and covenants severally (and not jointly and severally) to the Purchaser that as of the date hereof and the Closing Date (it being understood and agreed that none of the Selling Investors, but only Orion, makes the representation and warranty in Section 3.2.c.):

         a. He, she or it has good and marketable title to the Units being sold to the Purchaser, subject to no encumbrance or restraint on transfer, except as set forth in the Partnership Agreement and the securities laws of Ohio and the Securities Act.

         b. The execution, delivery and performance of this Agreement are within the powers of each Seller, have been duly authorized by all necessary action, and this Agreement constitutes the legal, valid and binding obligation of each Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy or similar laws affecting the enforceability of creditors' rights generally

         c. The execution, delivery and performance of this Agreement by Orion does not and will not (i) violate any provision of the governing documents of Orion or of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Orion; (ii) require the consent or approval of, or filing or registration with, any governmental body, agency or authority by Orion; or (iii) result in a breach of or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property of Orion pursuant to, any indenture or other agreement or instrument under which Orion is a party hereto or by which it or its properties may be bound or affected.

         3.3 TOM'S REPRESENTATIONS AND WARRANTIES. In order to induce the Purchaser to purchase the Units as provided herein, TOM represents and warrants to the Purchaser as follows as of the Closing Date:

         a. ORGANIZATION. TOM is a limited partnership duly organized and existing in good standing or active status under the laws of the State of Ohio, and has all requisite power and authority, to conduct its business and to own its properties. TOM is duly licensed or qualified to do business in all jurisdictions in which such qualification is required, and failure to so qualify could have a material adverse effect on the property, financial condition or business operations of TOM.

         b. AUTHORITY. The execution, delivery and performance of this Agreement are within the powers of TOM, have been duly authorized by all necessary action, and do not and will not (i) violate any provision of the governing documents of TOM or of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to TOM; (ii) require the consent or approval of, or filing or registration with, any governmental body, agency or authority; or (iii) result in a breach of or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property of TOM pursuant to, any indenture or other agreement or instrument under which TOM is a party hereto or by which it or its properties may be bound or affected. This Agreement constitutes the legal, valid and binding obligation of TOM in accordance with its terms, except as such enforceability may be limited by bankruptcy or similar laws affecting the enforceability of creditors' rights generally.

         c. FINANCIAL STATEMENTS. The financial statements furnished to the Purchaser in connection with this Agreement and prior thereto, as set forth on
SCHEDULE 3.3.C., were prepared in accordance with generally accepted accounting principles and fairly present the financial condition and results of operations at all dates and for all periods covered thereby. To the best of TOM's knowledge, TOM has no material liability, contingent or otherwise, not disclosed in such statements. To the best of TOM's knowledge, since the date of such statements, there has been no material adverse change in the business, prospects, assets or financial condition of TOM and TOM has not engaged in any material transaction outside the ordinary course of business.

         d. LIENS. TOM has good and marketable title to all of its assets, free and clear of all material liens, security interests, mortgages and encumbrances of any kind, except for Permitted Liens as set forth on SCHEDULE 3.3.D. hereto. All owned and leased equipment of TOM is, subject to ordinary wear and tear, in good condition, repair and working order and, to the best of TOM's knowledge and belief, conforms in all material respects to all applicable laws, regulations and ordinances.

         e. TAXES. Except as expressly disclosed in the financial statements, TOM does not have any outstanding unpaid tax liability (except for taxes which are currently accruing from current operations and ownership of property, which are not delinquent), and to the best of TOM's knowledge, no tax deficiencies have been proposed or assessed against TOM.

         f. ABSENCE OF LITIGATION. Except as set forth on SCHEDULE 3.3.F, hereto, TOM is not a party to any litigation or administrative proceeding, nor so far as is known by TOM is any litigation or administrative proceeding threatened against it.


                                   ARTICLE IV
                        CONDITIONS TO OBLIGATION TO CLOSE

         4.1 CONDITIONS TO OBLIGATION OF THE PURCHASER TO CLOSE. The obligation of the Purchaser to consummate the transactions to be performed by it in connection with this Agreement is subject to satisfaction (or written waiver on or prior to the Closing Date) of the following conditions:

         a. the  representations  and warranties of Sellers and TOM set forth in
ARTICLE 3 shall be true and correct at and as of the Closing Date;

         b. Sellers shall have performed and complied with all of their covenants and agreements hereunder through the Closing Date;

         c. Sellers and Purchaser shall have received all authorizations, consents, and approvals required to be obtained prior to consummation of the transactions contemplated herein;

         d. the approval of an amended and restated Partnership Agreement to be effective as of the Closing Date, in substantially the form attached hereto as EXHIBIT C (the "AMENDED AND RESTATED PARTNERSHIP AGREEMENT");

         e. on or prior to the Closing Date, Oxford Capital Enterprises Two, LLC shall enter into a binding agreement to sell the real property and the building used by TASC and located at 340 Oxford Street, Dover, Ohio, to either the Purchaser or The Sanders Trust, LLC ("SANDERS"), upon substantially similar terms contained in the offer letter from Sanders, attached hereto as EXHIBIT D (the "PROPERTY SALE AGREEMENT");

         f. Sellers and TOM shall have delivered to the Purchaser all documents specified in SECTION 2.2; and

         g. all actions to be taken by Sellers and TOM in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Purchaser.

         4.2 CONDITIONS TO OBLIGATION OF SELLERS TO CLOSE. The obligation of Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction (or written waiver by Sellers on or prior to the Closing Date) of the following conditions:

         a. the  representations  and  warranties  of the Purchaser set forth in
ARTICLE 3 above shall be true and correct at and as of the Closing Date;

                  the Purchaser shall have performed and complied with all of its covenants and agreements hereunder through the Closing Date;

         b. Sellers and Purchaser shall have received all authorizations, consents and approvals required to be obtained prior to consummation of the transactions contemplated herein;

         c. approval of the Amended and Restated Partnership Agreement;

         d. approval of a Management Services Agreement between Orion and TOM, in substantially the form attached hereto as EXHIBIT E;

         e. on or prior to the Closing Date, Oxford Capital Enterprises Three, LLC shall have received a note from TOM related to the buildout of the TOM location, in substantially the form attached hereto at EXHIBIT F;

         f. the Purchaser shall have delivered to Sellers all documents and other items specified in SECTION 2.3; and

         g. all actions to be taken by the Purchaser in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Sellers.

                                   ARTICLE V
                       POST-CLOSING COVENANTS OF PURCHASER

         5.1 POST-CLOSING COVENANTS OF PURCHASER. The Purchaser agrees to the following post-closing covenants:

         a. the Purchaser shall cause TOM to operate at the existing location for a period of at least ten (10) years following the Closing Date, so long as such operation remains economically feasible and any actions taken related to the location of TOM shall be in accordance with the Amended and Restated Partnership Agreement; and

         b. the Purchaser shall use its best efforts to include TOM in its third party payor contracts, including Aultcare, Inc. (to the extent permitted by the payor), and shall agree to negotiate managed care contracts on behalf of TOM within guidelines established by the Purchaser, TOM and Orion, in its management capacity.

                                   ARTICLE VI
                                  MISCELLANEOUS

         6.1 ENTIRE AGREEMENT. This Agreement (including all Schedules and Exhibits) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any prior understandings or agreements of the parties hereto, written or oral, with respect to such subject matter.

         6.2. NOTICES. All notices, requests, demands, claims, and other communications of the parties hereto pursuant to this Agreement will be in writing. Any such notice or other communication shall be deemed duly given one
(1) business day after it is sent by overnight courier, or three (3) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to Purchaser:         Union Hospital
                                  659 Boulevard
                                  Dover, Ohio  44622
                                  Attn:       President and
                                              Chief Executive Officer
                                  Facsimile: 330.365.3850

         with a copy to:           William A. Kyler
                                   Miller & Kyler
                                   P.O.  Box 668 New  Philadelphia,  Ohio
                                   44663 Facsimile: 330.343.7977

         If to Orion:             Orion Healthcorp, Inc.
                                  1805 Old Alabama Road, Suite350
                                  Roswell, GA  30076
                                  Attn:       President
                                  Facsimile:

         with a copy to:          McDermott Will & Emery LLP
                                  227 West Monroe Street
                                  Chicago, Illinois 60606-5096
                                  Attn: Kerrin Slattery
                                  Facsimile: 312.984.7700

         If to Selling Investors: To each Selling Investor at his
                                  or her address listed in the
                                  Partnership Agreement

Any party hereto may send any notice or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, two-day courier service, messenger service, facsimile, ordinary mail, or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party hereto may change the address to which notices and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner herein set forth.

         6.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, including any other Affiliates. No party hereto may assign either this Agreement or any of its rights, Units, or obligations hereunder without the prior written approval of the other parties hereto. Purchaser shall ensure that any successor or assign shall fulfill Purchaser's post-Closing operating covenants set forth in ARTICLE 5.

         6.4 NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

         6.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         6.6 HEADINGS. The Articles and Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         6.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Ohio, without giving effect to any choice or conflict of law provision or rule (whether of the State of Ohio or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Ohio.

         6.8 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         6.9 EXPENSES. Each of the Purchaser and the Sellers will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, except as otherwise set forth herein.

         6.10  INCORPORATION  OF  EXHIBITS  AND  SCHEDULES.   The  Exhibits  and
Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                       [Signatures on the following page]

         IN WITNESS WHEREOF, the Purchaser and the Sellers have executed this Agreement as of the day and date first above written.

                           UNION HOSPITAL

                          By:      /S/ EUGENE A. THORN
                             ------------------------------------------------
                          Its:     VP FINANCE
                              -----------------------------------------------

                          TUSCARAWAS OPEN MRI, L.P.

                          By:      /S/ KEITH LEBLANC
                             ------------------------------------------------
                          Its:     CEO
                              -----------------------------------------------

                          ORION HEALTHCORP, INC.

                          By:      /S/ KEITH LEBLANC
                             ------------------------------------------------
                          Its:     PRESIDENT
                              -----------------------------------------------
                          Units:   41/Purchase Price: $1,092,253.94

                [SIGNATURE PAGE CONTINUED ON THE FOLLOWING PAGE]

SELLING INVESTORS:




/S/ DAN CLEMENS, M.D.                      /S/ BLAIR HOLDER, M.D.
--------------------------------          --------------------------------
Dan Clemens, M.D.                         Blair Holder, M.D.
Units sold: 3.00                          Units sold:  3.00
Purchase Price:  $79,921.02               Purchase Price:  $79,921.02

/S/ SCOTT HOLDER, M.D.                    /S/ ROBERT LEVITT, M.D.
--------------------------------          --------------------------------
Scott Holder, M.D.                        Robert Levitt, M.D.
Units sold:  1.81                         Units sold:  3.00
Purchase Price:  $48,219.02               Purchase Price:  $79,921.02

/S/ MAUREEN MAY, M.D.                     /S/ JAMES MCQUILLAN, M.D.
--------------------------------          --------------------------------
Maureen May, M.D.                         James McQuillan, M.D.
Units sold:  3.00                         Units sold:  1.81
Purchase Price:  $79,921.02               Purchase Price:  $48,219.02

/S/ MATTHEW PHILLIPS, M.D.                /S/ RICHARD RANSOM, D.P.M.
--------------------------------          --------------------------------
Matthew Phillips, M.D.                    Richard Ransom, D.P.M.
Units sold:  3.00                         Units sold:  3.00
Purchase Price:  $79,921.02               Purchase Price:  $79,921.02

/S/ THOMAS TEATER, M.D.                   /S/ DARREN KUCZYNSKI, M.D.
--------------------------------          --------------------------------
Thomas Teater, M.D.                       Darren Kuczynski, M.D.
Units sold:  1.81                         Units sold:  1.81
Purchase Price:  $48,219.02               Purchase Price:  $48,219.02

/S/ NICHOLAS VARRATI, M.D.                /S/ DAVID BERNS, M.D.
--------------------------------          --------------------------------
Nicholas Varrati, M.D.                    David Berns, M.D.
Units sold:  8.09                         Units sold:  1.81
Purchase Price:  $215,520.35              Purchase Price:  $48,219.02

/S/ NASHAT GABRAIL, M.D.                  /S/ GIL SNYDER
--------------------------------          --------------------------------
Nashat Gabrail, M.D.                      Gil Snyder
Units sold:  3.00                         Units sold:  3.00
Purchase Price:  $79,921.02               Purchase Price:  $79,921.02

                                    EXHIBIT A
                                RELEASE AGREEMENT

                                    EXHIBIT B
                                  HOSPITAL NOTE

                                    EXHIBIT C
                   AMENDED AND RESTATED PARTNERSHIP AGREEMENT

                                    EXHIBIT D
                                  PROPERTY SALE

                                    EXHIBIT E
                              MANAGEMENT AGREEMENT

                                    EXHIBIT F
                                    TOM NOTE

                                 SCHEDULE 3.3.C.
                              FINANCIAL STATEMENTS

Unaudited financial statements for fiscal year ending 2004 and year-to-date through August 31, 2005.

                                 SCHEDULE 3.3.D.
                                 PERMITTED LIENS
See attached.

                                 SCHEDULE 3.3.F.
                                   LITIGATION
None.